UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 10 /A

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HYB Holding Corp. (Exact name of registrant as specified in its charter)
Utah (State or other jurisdiction of incorporation or organization)	84-2528660 (I.R.S. Employer Identification No.)

52 Mulligan Lane, Invington, NY (Address of principal executive offices)	10533 (Zip Code)

Registrant’s telephone number, including area code: (914) 693-3026

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

1

Introductory Matters

Cautionary Note Regarding Forward-Looking Information

This Registration Statement contains certain forward-looking statements regarding HYB Holding Corp., its business and financial prospects. All statements that address events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements represent Management’s best estimate of what will happen. Nevertheless, there are numerous risks and uncertainties that could cause our actual results to differ dramatically from the results suggested in this Report. Among the more significant risks are:

•	We have no business operations and have no assets. Unless we obtain additional capital or acquire an operating company, HYB Holding Corp. will not be able to undertake significant business activities. On the date of filing of this registration statement, we are not party to any negotiations regarding an acquisition, nor have we identified any source of debt or equity financing for an acquisition or merger.

•	HYB Holding Corp.’s business plan contemplates that it will acquire an operating company in exchange for the majority of its common stock. If that occurs, management will determine the nature of the company that is acquired. Investors in HYB Holding Corp. will have to rely on the business acumen of management in determining that the acquisition is in the best interest of HYB Holding Corp. If management lacks sufficient skill to operate successfully, HYB Holding Corp.’s shares may lose value.

Because these and other risks may cause the Company’s actual results to differ from those anticipated by Management, the reader should not place undue reliance on any forward-looking statements that appear in this Report.

Item 1. BUSINESS

HYB Holding Corp. (the "Company") was organized under the laws of the State of Utah on October 18, 1985, with the name "Brittany Development, Inc.", which was changed to "Iron Star Development, Inc." in 2004. In March 1987 the Company sold shares of its common stock in a public offering registered with the U.S. Securities and Exchange Commission ("SEC") on Form S-18. The Company realized net proceeds of approximately $160,000 from the offering, which were invested in mineral operations in Nevada. This venture was unsuccessful, and so until 2006 the Company had no business operations.

In 2006, the Company acquired control of Harbin Yinhai Technology Development Company Limited ("Yinhai") in a share exchange transaction. Yinhai is a corporation organized under the laws of the People's Republic of China and engaged in the business of specialty printing in China, primarily serving the banking and insurance industries. Subsequent to that acquisition, the name of the Company was changed to "Xinyinhai Technology, Ltd."

In 2013 the Company terminated its registration with the SEC pursuant to SEC Rule 12(g)(4). Subsequently, the Company exchanged its ownership interest in Yinhai for a majority of the outstanding shares of the Company's common stock. Since that time, the Company has had no operations and is currently a “shell company” as defined in Rule 405 under the Securities Act of 1933 (“Securities Act”) and Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”). The Company is defined as a shell company because it has no operations or assets.

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In July 2019 the Company changed its name to "HYB Holding Corp," as the reference to Yinhai in its title was no longer appropriate.

For some period of time our management has been exploring business opportunities that would involve the use of HYB Holding Corp. as a shell in a reverse merger transaction, in which an operating company would be merged into HYB Holding Corp. in exchange for shares of our capital stock. The business that we ultimately pursue will be determined by Robert Brantl, who is the sole member of our Board of Directors. His decision will be based on the prospects for the business, the availability of capital to fund the business, and the potential benefits of the business to the shareholders of HYB Holding Corp.

If we acquire or merge with an operating business, it is likely that our current shareholders will experience substantial dilution. In addition, there will be a change in control, as Mr. Brantl will likely sell his controlling interest in the Company.

During the period from January 2019 through January 2020, we were involved in two substantial negotiations that resulted in agreements for a change in control; in addition we held a number of brief discussions regarding use of HYB Holding Corp. as a shell company in a reverse merger. Neither of the agreements nor any of the discussions resulted in a completed transaction, and the agreements have been terminated. On the date of filing of this registration statement, there are no ongoing negotiations regarding an acquisition by HYB Holding Corp. or a change in control of the Company.

We voluntarily filed the registration statement on Form 10 to make information concerning ourselves more readily available to the public and to become eligible for listing on the OTCQB market sponsored by OTC Markets. Management believes that being a reporting company under the Securities Exchange Act will enhance our efforts to acquire or merge with an operating business.

As a result of our registration with the SEC, we will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

Any company that is merged into or acquired by us will become subject to the same reporting requirements as apply to HYB Holding Corp . Thus, if we successfully complete an acquisition or merger, the acquired entity must have audited financial statements for at least the two most recent fiscal years, or if the acquired company has been in business for less than two years, audited financial statements must be available from its inception. This requirement limits our possible acquisitions or merger opportunities because many private companies either do not have audited financial statements or are unable to produce audited statements without long delay and substantial expense.

3

Employees

We currently have no employees. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

ITEM 1A. RISK FACTORS

As a smaller reporting company, HYB Holding Corp. is not required to provide the information required by this item.

ITEM 2. FINANCIAL INFORMATION

Results of Operations

Nine Month Periods Ended March 31, 2020 and 2019

We currently have no assets and no operations. During the nine months that ended on March 31, 2020 , we realized no revenue and incurred $ 30,216 in operating expenses. During the nine months that ended on March 31, 2019 , we realized no revenue and incurred $ 2 27 in operating expenses. The increase in operating expenses from the first nine months of fiscal year 2019 to the first nine months of fiscal year 2020 occurred because in the recent period we were preparing and auditing the Company's financial statements for inclusion in this Registration Statement, as well as negotiating with potential acquisition targets. As of the date of filing of this Registration Statement, we are not engaged in any such negotiations. However, as our plan is to acquire an operating company, it is likely that negotiations will ensue at a future date with resulting expenses.

Control of HYB Holding Corp. was transferred to Robert Brantl in July 2017. During his tenure, Mr. Brantl has financed our operations by advancing funds to cover our expenses. We expect that Mr. Brantl will continue to fund our operations for as long as he holds the controlling interest in our Company , and that we will, therefore, have sufficient cash to maintain our existence as a shell company for the next twelve months, if necessary.  Our management is not required to fund our operations, however, by any contract or other obligation.

Years Ended June 30, 2019 and 2018

During the years ended June 30, 2019 and June 30, 2018 we had no assets and no operations. During the 2019 fiscal year, we realized no revenue and incurred $5,365 in operating expenses. During the 2018 fiscal year, we realized no revenue and incurred $320 in operating expenses. The increase in operating expenses from fiscal year 2018 to fiscal year 2019 occurred because in fiscal year 2019 we were negotiating with potential acquisition targets.

Our major expenses consist of fees to lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administration expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the Securities and Exchange Commission, which will entail payment of professional fees to accountants and lawyers. Otherwise, w e do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

4

Liquidity and Capital Resources

At March 31, 2020 we had a working capital deficit of $3 7,233 , as we had no assets and had $3 7,233 in accounts payable and accrued expenses. Our liabilities consist, almost entirely, of amounts owed to our majority shareholder for services as the Company's counsel and to reimburse him for funds he advanced to pay our other expenses. We expect our working capital deficit to continue indefinitely, until we obtain an operating company capable of funding our overhead expenses.

Our operations used no cash during the nine months ended March 31, 2020 or the years ended June 30, 2019 and 2018. In each period we increased our accounts payable - related party by the amount of our expenses, with the exception that during the year ended June 30, 2019 we reclassified a liability of $590 from accounts payable to accounts payable - related party when our CEO, Robert Brantl, paid the account and invoiced HYB Holding Corp. for the expense. In the future, unless we achieve the financial and/or operational wherewithal to sustain our operations, it is likely that we will continue to rely on borrowings to sustain our operations.

Mr. Brantl, our Chief Executive Officer, is also our majority shareholder. Since July 2017 he has financed our operations by making advances of funds to cover our expenses. The advances are repayable upon demand by Mr. Brantl, and the obligations do not bear interest. We expect that Mr. Brantl will continue to fund our operations until he sells his interest in the Company , and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months.  Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

It is unlikely that we will be able to raise financing through a public offering of debt or equity. Among the reasons this is unlikely are the restrictions that SEC Rule 419 would impose on such an offering. Rule 419 provides that a company, such as HYB Holding Corp., that has no specific business plan and is issuing "penny stock" (i.e. securities that do not satisfy the criteria for value and liquidity set forth in SEC Rule 3a51-1) must deposit the proceeds of the offering into escrow, to be released only after the issuer contracts to make an acquisition and gives to each investor the opportunity to rescind the investor's investment. In the meantime, the shares sold in the offering cannot trade. Because compliance with these restrictions substantially increases the cost of an offering and substantially decreases the pool of potential investors, it is unlikely that HYB Holding Corp. will conduct a public offering while it remains a shell company.

For the reasons set forth in Note 6 to our financial statements for the years ended June 30, 2019 and 2018 , the opinion of our independent registered public accounting firm with respect to our financial statements for th ose years states that there is substantial doubt about the Company’s ability to continue as a going concern. That doubt will be alleviated only when we obtain the funds necessary to initiate profitable operations.

5

Application of Critical Accounting Policies

Our financial statements and related financial information are based on the application of accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 to our financial statements. While all these significant accounting policies impact our financial condition and results of operations, the Company views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company’s financial statements and require management to use a greater degree of judgment and estimates. Among our critical policies is the determination, described in Note 5 to our financial statements, that the Company should record a valuation allowance for the full value of the deferred tax asset created by the net operating loss carryforwards. The primary reason for the determination was the lack of certainty as to whether the Company will achieve profitable operations in the future and be able to utilize their carryforwards.

Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause any effects on our results of operations, financial position or liquidity for the periods presented in this report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Impact of Accounting Pronouncements

There have been no recent accounting pronouncements that have had, or are expected to have, a material effect on our financial statements.

Quantitative And Qualitative Disclosures About Market Risk

As a smaller reporting company, HYB Holding Corp. is not required to provide quantitative and qualitative disclosures about market risk.

6

Item 3. PROPERTIES

We have no property, because we have no assets or employees. Our executive offices are maintained in offices provided by Robert Brantl, our CEO. We do not compensate Mr. Brantl for this concession.

Item 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting stock as of the date of this registration statement by the following:

•	each shareholder known by us to own beneficially more than 5% of our common stock,
•	Robert Brantl, our Chief Executive Officer,
•	each of our directors, and
•	all directors and executive officers as a group.

There are 9,701,269 shares of our common stock issued and outstanding on the date of this registration statement. HYB Holding Corp. does not have any other class of stock outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Robert Brantl	6,465,442	66.6%
All officers and directors as a group (1 person)	6,465,442	66.6%

Item 5.	DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors of the Company are:

Name	Age	Position with the Company	Director since
Robert Brantl	66	Chairman, Chief Executive Officer, Chief Financial Officer	2017

Directors hold office until the annual meeting of the Company’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed and qualified.

ROBERT BRANTL. Mr. Brantl has served as the sole officer and director of HYB Holding Corp. since July 2017, when he purchased the majority interest in the Company. Since 1980, Mr. Brantl has been employed as an attorney, licensed to practice law in the State of New York. He has been a sole practitioner, specializing in matters of securities regulation and corporate finance, since 1998. Mr. Brantl was awarded a J.D. degree by the Harvard Law School in 1979.

7

Item 6.	EXECUTIVE COMPENSATION

HYB Holding Corp. has not paid compensation to its executive officer, and has no plan to compensate its officer.

Employment Agreements

The Company's sole executive officer does not have a written employment agreement with HYB Holding Corp. He serves at will.

Compensation of Directors

HYB Holding Corp. did not pay or accrue any obligation to the members of its Board of Directors for services during any of the past three fiscal years.

Equity Grants

HYB Holding Corp. has not adopted any equity grant program. The Company’s Chief Executive Officer, Robert Brantl, holds no stock options or unvested stock awards, and held none at any time during the years ended June 30, 2019, 2018 or 2017.

Item 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

During the nine month period ended March 31, 2020 , the Company's majority shareholder and CEO, Robert Brantl, provided legal services to the Company for which he invoiced $1 8,000 and advanced $1 3,106 to pay expenses incurred by the Company. During the year ended June 30, 2019, Mr. Brantl provided legal services to the Company for which he invoices $4,781 and advanced $273 to pay expenses incurred by the Company.

Except as set forth above, there have been no transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which HYB Holding Corp. was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of HYB Holding Corp. at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

The Board of Directors has determined that no member of our Board of Directors is independent, as “independent” is defined in the rules of the NYSE American.

Item 8.	LEGAL PROCEEDINGS

The Company is not a party to any material legal proceedings.

8

Item 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)	Market for the Common Stock

The Company’s common stock is quoted on the OTC Pink Market under the symbol “HYBG”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The Company's common stock is very thinly traded. It seldom trades more than once or twice in any week, and during many weeks there are no trades. The quoted bid and asked prices for the common stock vary significantly from week to week. An investor holding shares of the Company's common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

(a-1) Restrictions on Availability of Rule 144 for resale of HYB Holding Corp. shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus requirement. A principal exemption relied upon by shareholders is provided by SEC Rule 144, which permits resale of securities by holders who satisfy the requirements of that Rule.

HYB Holding Corp. is a shell company because it has no operations and no assets. Section "(i)" of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC "Form 10 information" indicating that the issuer has ceased to be a shell company. Because Section "(i)" of Rule 144 applies to HYB Holding Corp., holders of the Company's common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after the Company files information with the SEC demonstrating that it has ceased to be a shell and then only if the Company is compliant with the SEC's periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by the Company's shareholders.

(b)	Derivative Securities

There are no outstanding securities that are convertible into the Company's common stock or that provide the holder a right to purchase shares of the Company's common stock or any other security issued by the Company.

(c)	Shareholders of Record

As of the date of this registration statement, there were 89 holders of record of the Company’s common stock.

9

(d)	Dividends

 The Company has never paid or declared any cash dividends on its Common Stock and does not plan to do so in the foreseeable future. The Company intends to retain any future earnings for the operation and expansion of the business. Any decision as to future payment of dividends will depend on the available earnings, the capital requirements of the Company, its general financial condition and other factors deemed pertinent by the Board of Directors.

(e) Securities Authorized for Issuance Under Equity Compensation Plans

The Board of Directors of HYB Holding Corp. has not adopted any equity compensation plan for the Company.

Item 10.	RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years, HYB Holding Corp. has not issued any securities

Item 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. There is no cumulative voting in the election of directors. Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.

Item 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation of HYB Holding Corp. provide that HYB Holding Corp. will indemnify its directors and officers to the fullest extent possible in accordance with applicable Utah law.

Sections 902 and 907 of the Utah Revised Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee, fiduciary or agent of the corporation who is made a party to a proceeding because he is or was a director, officer, employee, fiduciary or agent of the corporation if his conduct was in good faith, he reasonably believed his conduct to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, and except that a corporation may not indemnify a person in connection with a proceeding in which the person is adjudged liable to the corporation or in connection with a proceeding in which the person is adjudged liable on the basis that he derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

10

Item 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements for the nine month periods ended March 31, 2020 and 2019 and for the years ended June 30, 2019 and 2018 appear on pages F-1 through F-21 at the end of this registration statement.

Item 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15.	FINANCIAL STATEMENTS AND EXHIBITS

11

Exhibits

3-a	Restated Articles of Incorporation filed on July 12, 2004 *

3-a(1)	Articles of Amendment to Articles of Incorporation filed on September 27, 2006 *
3-a(2)	Articles of Amendment to Articles of Incorporation filed on June 28, 2019 *
3-b	Bylaws - as amended on June 25, 2019 *

  * Filed as an exhibit to the Registration Statement on Form 10 filed on March 19, 2020.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized.

April 20 , 2020	HYB Holding Corp. By: /s/ Robert Brantl Robert Brantl Chief Executive Officer

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HYB HOLDING CORP.

BALANCE SHEETS

	March 31, 20 20	June 30, 2019
ASSETS
CURRENT ASSETS
Cash	$—	$—
Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable - related party	$36,233	$6,017
Accounts payable and accrued expenses	1,000	1,000
Total Current Liabilities	$37,233	$7,017

STOCKHOLDERS' (DEFICIT)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 9,701,269 issued and outstanding	9,701	9,701
Additional paid-in capital	0	0
(Deficit)	(46,934)	(16,718)
Total Stockholders' (Deficit)	(37,233)	(7,017)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$—	$—

See independent auditors; report and accompanying notes to financial statements.

F-1

HYB HOLDING CORP.

STATEMENTS OF OPERATIONS

		For the nine months ended March 31,
		20 20		201 9
Revenues		$—		$—
Total Revenues		—		—

Operating Expenses:
General & administrative		30,216		2 27
Total Operating Expenses		30,216		2 27

Net (Loss)	$	(30,216)	$	( 2 27)

(Loss) per common share, basic and diluted		$(0.00)		$(0.00)

Weighted average shares outstanding, basic and diluted		9,701,269		9,701,269

See independent auditors; report and accompanying notes to financial statements.

F-2

HYB HOLDING CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)

	Common Stock	Additional Paid-in Capital	Deficit		Total
Balance, June 30, 2017	$9,701	0		$(11,033)		$(1,332)
Net (loss)	—	—		(320)		(320)
Balance, June 30, 2018	$9,701	0		$(11,353)		$(1,652)
Net (loss)	—	—		(5,365)		(5,365)
Balance, June 30, 2019	$9,701	0		$(16,718)		$(7,017)
Net Loss	—	0	$	(30,216)	$	(30,216)
Balance, March 31, 20 20	$9,701	0	$	(46,934)		$(3 7,233)

See independent auditors; report and accompanying notes to financial statements.

F-3

HYB HOLDING CORP.

STATEMENTS OF CASH FLOWS

For the nine months ended March 31,
		20 20		201 9
Cash flows from operating activities
Net (loss)	$	(30,216)	$	( 2 27)
Adjustment to reconcile net loss to net cash (used in) operating activities:
Increase in accounts payable - related party		30,216		2 27
Net cash (used in) operating activities		—		—

Net increase in cash		—		—
Cash, beginning of period		—		—
Cash, end of period		$—		$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes		$—		$—
Cash paid for interest		$—		$—

See independent auditors; report and accompanying notes to financial statements.

F-4

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

1.	GENERAL

Organization and Business Nature

HYB Holding Corp. (the “Company”) was incorporated in Utah on October 18, 1985. The Company has had no business operations since April 25, 2015, when it spun off its only direct subsidiary, which at that time owned, directly or indirectly, all of the assets through which the Company was carrying on operations. Because it has no operations or assets, the Company is currently a “shell company” as defined in Rule 405 under the Securities Act of 1933 (“Securities Act”) and Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

On July 31, 2017 Robert Brantl purchased 6,465,442 shares of the Company’s common stock from Tian Ling. Following that purchase, Mr. Brantl owned approximately 66% of the voting securities of the Company. The purchase resulted in a change in control of the Company.

2.	ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared using the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2020 , and June 30, 2019, the Company did not have any cash or cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are also recognized for operating losses that are available to offset future taxable income.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-5

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

2. ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company accounts for uncertain tax positions in accordance with ASC Section 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on de-recognition, classification, and accounting for interest and payables in the financial statements. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of March 31, 2020 or 2019. The Company does not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date.

Net Earnings (Loss) Per Share

The Company computes net income (loss) per common share in accordance with ASC 260, “Earnings per Share” (“ASC 260”). Under the provisions of ASC 260, basic net income (loss) per common share is computed by dividing the amount available to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted income per common share is computed by dividing the amount available to common stockholders by the weighted average number of shares of common stock outstanding plus the effect of any dilutive shares outstanding during the period.  Potential dilutive shares are not included when the Company has a loss because their inclusion would be antidilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net (loss) per share are presented for basic and diluted per share calculations for the nine month periods ended March 31, 2020 and 2019, reflected in the accompanying statements of operations. There were no dilutive shares outstanding during the nine month periods ended March 31, 2020 and 2019.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value as follows:

•	Level 1 - quoted prices in active markets for identical assets or liabilities.

•	Level 2 - inputs other than quoted prices in Level 1 that are observable either directly or indirectly.
F-6

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

2. ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

•	Level 3 - inputs based on prices or valuation techniques that are both unobservable and significant to the fair value markets.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including accrued expenses, approximated its fair value due to the short-term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company does not believe the adoption of this ASU will have a material effect on its financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not believe the adoption of this ASU will have a material effect on its financial statements and related disclosures.

F-7

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

3.	RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. Management does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

4.	RELATED PARTY TRANSACTIONS

During the nine month period ended March 31, 2020 , the Company's majority shareholder and CEO, provided legal services to the Company for which he invoiced $ 18,000 and advanced $1 3,106 to pay expenses incurred by the Company. There were no related party transactions during the nine month period ended March 31, 2019 .

The Company uses as its executive office, at no expense, office space provided to it by its CEO.

F-8

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

5.	INCOME TAXES

The provision (benefit) for income taxes consisted of the following for the nine month periods ended March 31, 2020 and 2019:

	Nine months ended March 31,
	20 20	201 9

Current	$-	$-
Deferred	(30,216)	(227)
Change in valuation allowance	30,216	227

Income tax provision (benefit)	$-	$-

The following table reconciles the effective income tax rates with the statutory rates for the nine months ended March 31:

	20 20	201 9

U.S. federal statutory rate	21.0%	21.0%
Change in valuation allowance	(21.0)	(21.0)

Effective income tax rate	-%	-%

Deferred tax assets are comprised of the following:

	March 31, 20 20	June 30, 2018

Net operating loss carryforwards	$46,918	$16,702
Valuation allowance	(46,918)	(16,702)

Net deferred tax assets	$-	$-

At March 31, 2020 , the Company had approximately $ 46,918 of federal net operating losses that may be available to offset future taxable income. The Federal net operating loss carryover, if not utilized, will expire beginning in 2027. Through 2036, the amount and utilization of any future net operating loss carry-forwards may be subject to limitations set forth by the Internal Revenue Code. Based upon an analysis of the Company’s stock ownership activity through June 30, 2018, a change of ownership was deemed to have occurred in the 2018 fiscal year. This change of ownership created an annual limitation of substantially all of the Company’s net operating losses which are available through 2036.

F-9

HYB HOLDING CORP.
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED MARCH 31, 20 20 AND 201 9

5.	INCOME TAXES (CONTINUED)

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s losses since inception, management believes that it is more likely than not that future benefit of the deferred tax asset will not be realized principally due to the continuing losses from operations and the change of ownership limitations and has therefore established a full valuation allowance. The valuation allowance was increased by $ 30,216 during the nine months ended March 31, 2020 and by $5,365 during the year ended June 30, 2019.

The tax years ended June 30, 2019, 2018 and 2017 remain open to examination by the taxing authorities.

6.	Going concern

The Company has not generated any revenue, nor any significant operations during the nine month periods ended March 31, 2020 and 2019. The Company does not have any assets as of March 31, 2020 . As of March 31, 2020 , the Company had a working capital deficiency and a stockholders’ deficit of $ 37,233 . The Company continues to incur losses from operations and incurred a net loss of $ 30,216 and $ 2 27 during the nine month periods ended March 31, 2020 and 2019, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s current business plan is to seek an acquisition or merger with a private operating company. However, there can be no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, that the Company will identify any debt or equity financing sources to finance a potential acquisition or merger. If unable to obtain financing, the Company may be unable to complete its business plan, and would, instead, delay all cash intensive activities. The Company will continue to be dependent on funding by its majority stockholder for cash flow, which may not be available. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time necessary funds could be raised.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

7.     SUBSEQUENT EVENTS

The Company’s management has performed subsequent events procedures through April 20 , 2020, which is the date the financial statements were available to be issued. No subsequent events required adjustment to the financial statements or disclosures as stated herein.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of HYB Holding, Corp. Opinion on the Financial Statements

We have audited the accompanying balance sheets of HYB Holding, Corp. (the "Company") as of June 30, 2019 and 2018 and the related statements of operations, shareholders' equity and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's ability to raise additional capital through debt and/or equity financing to fund its operating costs is unknown, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

De Leon & Company, P.A.

We have served as the Company's auditor since 2019.

Pembroke Pines, Florida September 8, 2019

F-11

HYB HOLDING CORP.

BALANCE SHEETS

	June 30, 2019	June 30, 2018
ASSETS
CURRENT ASSETS
Cash	$—	$—
Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable - related party	$6,017	$62
Accounts payable and accrued expenses	1,000	1,590
Total Current Liabilities	$7,017	$1,652

STOCKHOLDERS' (DEFICIT)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 9,701,269 issued and outstanding	9,701	9,701
Additional paid-in capital	0	0
(Deficit)	(16,718)	(11,353)
Total Stockholders' (Deficit)	(7,017)	(1,652)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$—	$—

See independent auditors; report and accompanying notes to financial statements.

F-12

HYB HOLDING CORP.

STATEMENT OF OPERATIONS

	For the year ended June 30,
	2019	2018
Revenues	$—	$—
Total Revenues	—	—

Operating Expenses:
General & administrative	5,365	320
Total Operating Expenses	5,365	320

Net (Loss)	$(5,365)	$(320)

(Loss) per common share, basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding, basic and diluted	9,701,269	9,701,269

See independent auditors; report and accompanying notes to financial statements.

F-13

HYB HOLDING CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)

	Common Stock	Additional Paid-in Capital	Deficit	Total
Balance, June 30, 2017	$9,701	0	$(11,033)	$(1,332)
Net (loss)	—	—	(320)	(320)
Balance, June 30, 2018	$9,701	0	$(11,353)	$(1,652)
Net (loss)	—	—	(5,365)	(5,365)
Balance, June 30, 2019	$9,701	0	$(16,718)	$(7,017)

See independent auditors; report and accompanying notes to financial statements.

F-14

 HYB HOLDING CORP.

STATEMENTS OF CASH FLOWS

	For the year ended June 30,
	2019	2018
Cash flows from operating activities
Net (loss)	$(5,365)	$(320)
Adjustment to reconcile net loss to net cash (used in) operating activities:
Increase (decrease) in accounts payable and accrued expenses	(590)	320
Increase in accounts payable - related party	5,955	—
Net cash (used in) operating activities	—	—

Net increase in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

See independent auditors; report and accompanying notes to financial statements.

F-15

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

1.	GENERAL

Organization and Business Nature

HYB Holding Corp. (the “Company”) was incorporated in Utah on October 18, 1985. The Company has had no business operations since April 25, 2015, when it spun off its only direct subsidiary, which at that time owned, directly or indirectly, all of the assets through which the Company was carrying on operations. Because it has no operations or assets, the Company is currently a “shell company” as defined in Rule 405 under the Securities Act of 1933 (“Securities Act”) and Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

On July 31, 2017 Robert Brantl purchased 6,465,442 shares of the Company’s common stock from Tian Ling. Following that purchase, Mr. Brantl owned approximately 66% of the voting securities of the Company. The Purchase resulted in a change in control of the Company.

2.	ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared using the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2019 and 2018, the Company did not have any cash or cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are also recognized for operating losses that are available to offset future taxable income.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-16

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

2.   ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company accounts for uncertain tax positions in accordance with ASC Section 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on de-recognition, classification, and accounting for interest and payables in the financial statements. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of June 30, 2019 or 2018. The Company does not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date.

Net Earnings (Loss) Per Share

The Company computes net income (loss) per common share in accordance with ASC 260, “Earnings per Share” (“ASC 260”). Under the provisions of ASC 260, basic net income (loss) per common share is computed by dividing the amount available to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted income per common share is computed by dividing the amount available to common stockholders by the weighted average number of shares of common stock outstanding plus the effect of any dilutive shares outstanding during the period.  Potential dilutive shares are not included when the Company has a loss because their inclusion would be antidilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net (loss) per share are presented for basic and diluted per share calculations for the years ended June 30, 2019 and 2018, reflected in the accompanying statements of operations. There were no dilutive shares outstanding during the year ended June 30, 2019 and 2018.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value as follows:

•	Level 1 - quoted prices in active markets for identical assets or liabilities.

•	Level 2 - inputs other than quoted prices in Level 1 that are observable either directly or indirectly.

F-17

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

2.   ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

•	Level 3 - inputs based on prices or valuation techniques that are both unobservable and significant to the fair value markets.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including accrued expenses, approximated its fair value due to the short-term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company does not believe the adoption of this ASU will have a material effect on its financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not believe the adoption of this ASU will have a material effect on its financial statements and related disclosures.

F-18

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

3.	RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. Management does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

4.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2019, the Company's majority shareholder and CEO, provided legal services to the Company for which he invoiced $4,781 and advanced $1,201 to pay expenses incurred by the Company.

The Company uses as its executive office, at no expense, office space provided to it by its CEO.

F-19

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

5.	INCOME TAXES

The provision (benefit) for income taxes consisted of the following for the years ended June 30, 2019 and 2018:

	2019	2018

Current	$-	$-
Deferred	(5,365)	(320)
Change in valuation allowance	5,365	320

Income tax provision (benefit)	$-	$-

The following table reconciles the effective income tax rates with the statutory rates for the years ended June 30:

	2019	2018

U.S. federal statutory rate	21.0%	21.0%
Change in valuation allowance	(21.0)	(21.0)

Effective income tax rate	-%	-%

Deferred tax assets are comprised of the following:

	June 30,
	2019	2018

Net operating loss carryforwards	$16,702	$11.337
Valuation allowance	(16,702)	(11,337)

Net deferred tax assets	$-	$-

At June 30, 2019, the Company had approximately $16,702 of federal net operating losses that may be available to offset future taxable income. The Federal net operating loss carryover, if not utilized, will expire beginning in 2027. Through 2036, the amount and utilization of any future net operating loss carry-forwards may be subject to limitations set forth by the Internal Revenue Code. Based upon an analysis of the Company’s stock ownership activity through June 30, 2018, a change of ownership was deemed to have occurred in the 2018 fiscal year. This change of ownership created an annual limitation of substantially all of the Company’s net operating losses which are available through 2036.

F-20

HYB HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2019 AND 2018

5.	INCOME TAXES (CONTINUED)

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s losses since inception, management believes that it is more likely than not that future benefit of the deferred tax asset will not be realized principally due to the continuing losses from operations and the change of ownership limitations and has therefore established a full valuation allowance. The valuation allowance was increased by $5,365 during the year ended June 30, 2019 and by $320 during the year ended June 30, 2018.

The tax years ended June 30, 2019, 2018 and 2017 remain open to examination by the taxing authorities.

6.	Going concern

The Company has not generated any revenue, nor any significant operations during the years ended June 30, 2019 and 2018. The Company does not have any assets as of June 30, 2019. As of June 30, 2019, the Company had a working capital deficiency and a stockholders’ deficit of $7,017. The Company continues to incur losses from operations and has incurred a net loss of approximately $5,365 and $320 during the years ended June 30, 2019 and 2018, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s current business plan is to seek an acquisition or merger with a private operating company. However, there can be no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, that the Company will identify any debt or equity financing sources to finance a potential acquisition or merger. If unable to obtain financing, the Company may be unable to complete its business plan, and would, instead, delay all cash intensive activities. The Company will continue to be dependent on funding by its majority stockholder for cash flow, which may not be available. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time necessary funds could be raised.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

7.    SUBSEQUENT EVENTS

The Company’s management has performed subsequent events procedures through September 8, 2019, which is the date the financial statements were available to be issued. No subsequent events required adjustment to the financial statements or disclosures as stated herein.

F-21